UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011 (March 1, 2011)
KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1301 McKinney Street, Suite 1800
Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 651-4300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     As previously announced, on February 14, 2011, Key Energy Services, Inc. (the “Company”) commenced a cash tender offer for any and all of its outstanding $425,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2014 (the “8 3/8% Notes”) and a solicitation of consent to amend the indenture governing the 8 3/8% Notes (the “Indenture”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated February 14, 2011. On March 1, 2011, the Company announced that, as of 5:00 p.m., New York City time, on February 28, 2011, it had received the requisite consents to amend the Indenture and accordingly entered into a Fourth Supplemental Indenture, dated March 1, 2011 (the “Supplemental Indenture”), to the Indenture with the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. The Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants and certain event of default provisions in the Indenture.
     A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.
ITEM 3.03 Material Modification to Rights of Security Holders.
     See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Supplemental Indenture on March 1, 2011.
ITEM 8.01 Other Events
     On March 1, 2011, the Company issued a press release announcing the results of the tender offer for its 8 3/8% Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
4.1	Fourth Supplemental Indenture dated as of March 1, 2011 by and among Key Energy Services, Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release, dated March 1, 2011.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
By:	/s/ Kimberly R. Frye
	Name:	Kimberly R. Frye
	Title:	Senior Vice President and General Counsel

Date: March 1, 2011

Exhibit Index

Exhibit Number	Description
4.1	Fourth Supplemental Indenture dated as of March 1, 2011 by and among Key Energy Services, Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release, dated March 1, 2011.